Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Solaris Resources Inc.
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-27
Reporting Entity ESTMA Identification Number	E368488

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Tony Kraljic				Date	2024-05-27
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Greenfire Resources Operating Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E368488
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	Government of Alberta			30,080,000	4,280,000					34,360,000	Government of Alberta, Alberta Energy Regulator, Provincial Treasurer, Alberta Boilers Safety Association
Canada -Alberta	Regional Municipality of Wood Buffalo		3,750,000							3,750,000
Canada -Alberta	Chipewyan Prairie Industry Relations LP				100,000					100,000

Additional Notes:	Greenfire Resources Operating Corporation (GROC) was formed on September 17, 2021.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Greenfire Resources Operating Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E368488
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Hangingstone	3,750,000	30,080,000	1,680,000					35,510,000	This includes Hangingstone Demo and Hangingstone Expansion
Canada -Alberta	Corner			1,270,000					1,270,000
Canada -Alberta	Chard			1,430,000					1,430,000

Additional Notes[3]:	Greenfire Resources Operating Corporation (GROC) was formed on September 17, 2021.